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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                      SWITZERLAND                                                98-0186363
       (STATE OF INCORPORATION OR ORGANIZATION)                     (I.R.S. EMPLOYER IDENTIFICATION NO.)
               BANTHOFSTRASSE 45, ZURICH
       (ADDRESS OR PRINCIPAL EXECUTIVE OFFICES)                                  (ZIP CODE)
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
If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective pursu-       Exchange Act and is effective pursu-
ant to General Instruction A.(c),          ant to General Instruction A.(d),
please check the following box: [X]        please check the following box: [ ]
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SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
FILE NO. 333-46930 (IF APPLICABLE)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) of the Act:

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          TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                 EACH CLASS IS TO BE SO REGISTERED
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
GOALs due May, 2002 (linked to the                 American Stock Exchange
common stock of Motorola, Inc.)


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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (TITLE OF CLASS)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus, included in its Registration Statement on Form F-1 (No. 333-46930) filed with the Securities and Exchange Commission on September 29, 2000, as amended by
Amendment No. 1 thereto dated November 9, 2000, under the Securities Act of
1933, as amended (the "Securities Act"), relating to the Debt Securities of the Company, under "Description of Notes We May Offer" and the Prospectus
Supplement, included as part of the Registration Statement.

ITEM 2.  EXHIBITS.

     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, since no other securities of the Company are registered on the American Stock
Exchange, Inc. (the "Exchange"), the following exhibits (listed according to the corresponding number of such Instructions) are being filed with the Exchange, but are not being filed with the Commission in connection with this Registration
Statement.

1.1  Registration Statement on Form F-1 (File No. 333-46930), relating to Debt
     Securities of the Company (the "F-1 Registration Statement"), filed with the Commission on September 29, 2000, as amended by Amendment No. 1 dated
     November 9, 2000, under the Securities Act.

1.2 The Articles of Association, as amended, of the Company (included as Exhibit 3 to the F-1 Registration Statement).

1.3  The Indenture, between the Company and U.S. Bank Trust National
     Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration
     Statement).

1.4  Form of GOALs loinked to common stock of Motorola, Inc.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          UBS AG
                                               (Registrant)

                                          By: /s/ Robert C. Dinerstein
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                                            Robert C. Dinerstein
                                            Managing Director

                                          By: /s/ Robert B. Mills
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                                            Robert B. Mills
                                            Managing Director

Date: November 14, 2000

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                          INSTRUCTIONS AS TO EXHIBITS

     If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.

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